Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

6D Global Technologies, Inc.
New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 3, 2014, relating to the consolidated financial statements of 6D Global Technologies, Inc., appearing in that company’s Annual Report on Form 10-K for the year ended December 31, 2014.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Li and Company, PC
Li and Company, PC